UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway-Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Century/ML Cable Venture (the “Joint Venture”) is a joint venture that is owned 50 percent by Century Communications Corporation (“Century”), a wholly owned, indirect subsidiary of Adelphia Communications Corporation (the “Company”), and 50 percent by ML Media Partners, L.P. (“ML Media”).  The Joint Venture is a debtor and debtor in possession in its own chapter 11 case and is filing, on August 9, 2005, a Plan of Reorganization (the “Plan”) and Disclosure Statement (the “Disclosure Statement”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The hearing on the Disclosure Statement is currently scheduled for August 18, 2005 before the Bankruptcy Court.  Copies of the Plan and Disclosure Statement are included herewith as Exhibits 2.1 and 2.2, respectively.

On June 3, 2005, Century entered into an Interest Acquisition Agreement with ML Media, the Joint Venture, Century-ML Cable Corporation and San Juan Cable, LLC (the “Purchaser”) to sell, subject to the terms and conditions thereof, all of the outstanding interests in the Joint Venture to the Purchaser, in which MidOcean Partners LP, Crestview Capital Partners, LP and other investors will be members as of the closing date of the transaction, for $520 million, subject to working capital, operating cash flow, subscriber and other customary adjustments.   That transaction is conditioned on consummation of a plan of reorganization for the Joint Venture meeting certain specified terms.  The Plan is designed to satisfy those conditions and provides that all allowed third-party claims will either be paid in full or assumed by the Purchaser under the terms set forth in the Interest Acquisition Agreement.  The Plan, if consummated, would not resolve the outstanding litigation between Century and ML Media concerning the Joint Venture’s management, the buy-sell rights of ML Media and various other matters, but would permit the continued litigation of the dispute.  Consummation of the Plan is subject to the approval of the Bankruptcy Court and other conditions, including the concurrent sale of the Joint Venture interests.  Consummation of the sale is subject to bankruptcy court approval, the receipt of financing by the Purchaser and other customary conditions, many of which are outside the control of the sellers and the Joint Venture.  There can be no assurance whether or when such conditions will be satisfied.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves a disclosure statement relating to the Plan.  Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 2.1                                          Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Filed by Century/ML Cable Venture.

Exhibit 2.2                                          Disclosure Statement of Century/ML Cable Venture.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, sale of the Joint Venture, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, whether the proposed sale of the Joint Venture to the Purchaser is approved and consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary